  Exhibit 5.1

September 18, 2020

HF Enterprises Inc.
4800 Montgomery Lane, Suite 210
Bethesda, Maryland 20814

Re: HF Enterprises Inc. S-1 Registration Statement (File No. 333- 235693)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by HF Enterprises Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to an underwritten offering (the “Offering”) and relates to the issuance and sale by the Company of shares of common stock, par value $0.001 (the “Shares”), warrants to purchase shares of common stock to be issued to the underwriters thereunder (the “Underwriter Warrants”), and shares of common stock issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”). We understand that the Shares and Underwriter Warrants are to be sold as described in the Registration Statement pursuant to an underwriting agreement to be entered into by and between the Company and WestPark Capital, Inc., as the representative of the several underwriters to be named therein (the “Agreement”).

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.
Following (i) execution and delivery by the Company of the Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in resolutions of the Board of Directors of the Company or a committee thereof authorizing/ratifying the execution and delivery of the Agreement, the issuance and sale of the Shares, the preparation and filing of the Registration Statement, and other actions with regard thereto, the Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable..

2.
The Underwriter Warrants have been duly authorized by all requisite corporate action on the part of the Company under the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the State of New York and, provided that the Underwriter Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Underwriter Warrants, when issued and sold as contemplated in the Registration Statement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.
The Underwriter Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and the laws of the State of New York and, when the Underwriter Warrant Shares are delivered to and paid for in accordance with the terms of the Underwriter Warrants and when evidence of the issuance thereof is duly recorded in the Company's books and records, the Underwriter Warrant Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of Delaware and the laws of the State of New York, as currently in effect (based solely upon our review of a standard compilation thereof). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

Sichenzia Ross Ference LLP